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                                                                   Exhibit 10.27
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                         REGISTRATION RIGHTS AGREEMENT


          This REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made as of September 29, 1995 by and among New England Investment Companies, L.P., a Delaware limited partnership ("NEIC") and Harris Associates L.P. ("HALP"). Capitalized terms used herein and not defined herein shall have the meanings set forth in the Partnership Admission Agreement (as defined in Section 1.1(e) hereof).

1.  Registration Rights.

    1.1.  Definitions.

          (a) The term "Exclusive Rights" means any rights of a Subsequent Rightholder to cause NEIC to effect (or use its best efforts to effect) the registration of Securities held by such Subsequent Rightholder, which rights, by the terms of the agreement between NEIC and such Subsequent Rightholder establishing such rights, include the right to exclude any Holder from any participation in such offering;

          (b) The terms "Form S-3," "Form S-4" and "Form S-8" mean such respective forms under the Securities Act of 1933, as amended (the "1933 Act") as in effect on the date hereof or any successor registration forms to Form S-3, Form S-4 and Form S-8, respectively, under the 1933 Act subsequently adopted by the Securities and Exchange Commission (the "SEC");

          (c) The term "Holder" means each of HALP and to the extent such transferee has executed a joinder to this Agreement substantially in the form of Annex 1.1(c) hereto, (i) any Partner to whom HALP may transfer Registrable Securities, or (ii) any transferee of any Partner who has acquired at least 25% (or such lower percentage as NEIC may in its sole discretion consent to with respect to any given transfer) of the number of Registrable Securities (A) allocable to such Partner as of the
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               Closing Date (but after giving effect to any repurchases pursuant to Sections 1.2(a)(ii) and 1.2(a)(iii) of the Partnership Admission Agreement) for transfers prior to the Adjustment Date and (B) allocable to such Partner as of the Adjustment Date, including the number allocable as of the Closing Date and as of the 1996 Payment Date (after giving effect to any repurchases pursuant to Sections 1.2(a)(ii), 1.2(a)(iii) and 1.2(b)(ii) of the Partnership Admission Agreement), for transfers following the Adjustment Date;

          (d) The term "Initiating Holder(s)" means any Holder (or group of two or more Holders) holding in the aggregate and requesting registration of at least that number of Registrable Securities the aggregate net offering price (after deduction of underwriting discounts and commissions) of which is expected to be at least $5 million;

          (e) The term "Partnership Admission Agreement" means the Partnership Admission Agreement dated June 22, 1995 by and among NEIC, HALP and HAI.

          (f) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the 1933 Act, and the automatic effectiveness or the declaration or ordering of effectiveness of such registration statement or document;

          (g) The term "1993 Registration Rights Agreement" means the Registration Rights Agreement dated as of September 15, 1993 by and among NEIC, Reich & Tang, Inc. ("RTI") and New England Mutual Life Insurance Company ("TNE"), as in effect from time to time; and

          (h) The term "Registrable Securities" means (i) (A) any limited partnership interest or other equity security of NEIC ("Securities") owned on the date hereof or hereafter acquired by HALP (or any Holder) pursuant to Section 1.2(b) of the Partnership Admission Agreement and (B) any Security issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Securities; provided, however, that any of such Securities (x) that have been previously sold to the public pursuant to a registered public offering or pursuant to an exemption from the registration requirements of the 1933 Act; (y) that are eligible for sale pursuant to Rule 144(k) under the 1933 Act; and (z) that are the subject of either a Repurchase Notice or a 1996 Repurchase Notice shall cease to be Registrable

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               Securities and (ii) Registrable Securities as defined in the 1993
               Registration Rights Agreement; and provided, further, however,
                                                  --------  -------  -------
               that NEIC in its sole discretion may elect to include any Securities as Registrable Securities that would otherwise cease to be Registrable Securities under clause (y) of this Section 1.2(h);

          (i) The number of units of "Registrable Securities then outstanding" shall be determined by adding the number of Securities outstanding which are, and the number of Securities issuable pursuant to then exercisable or convertible securities which upon issuance would be, Registrable Securities;

          (j) The term "Subsequent Rightholder" means any person or entity to which NEIC shall have granted, after the date of this Agreement, rights to cause NEIC to effect (or use its best efforts to effect) the registration of any Securities, but shall not include any Holder;

          (k) The term "TNE Co." means TNE or any entity controlled by, controlling or under common control with TNE.

    1.2. NEIC Registration. If NEIC proposes to register (including for this purpose a registration effected by NEIC for holders of Securities other than the Holders) any Securities under the 1933 Act in connection with the public offering of such Securities solely for cash (other than (i) a registration on Form S-8 relating solely to the sale of Securities to participants in a NEIC compensation, incentive or bonus plan, or (ii) a registration on Form S-4 or any successor form), NEIC shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of any Holder given within 20 days after mailing of such notice by NEIC, NEIC shall use its best efforts to cause a registration statement covering all of the Registrable Securities that each such Holder has requested to be registered to become effective under the 1933 Act, provided, however, that the number of Registrable Securities of each Holder to be included in such registration shall be subject to the provisions of Sections 1.6, 1.10 and 1.11 hereof, and provided further, that the Holders shall have no right under this Section 1.2 to participate in any registration effected at the request of any Subsequent Rightholder if such Subsequent Rightholder has Exclusive Rights with respect to such registration. Except as otherwise provided in Section 1.11 of this Agreement, Subsequent Rightholders shall be entitled to participate in any offering pursuant to this Section 1.2, to the extent provided in any agreement between such Subsequent Rightholders and NEIC. NEIC shall be under no obligation to complete any proposed registration or offering of Securities described in this Section 1.2 and shall incur no liability to any Holder for its failure to do so.

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    1.3.  Obligations of NEIC. Whenever required under this Section 1 to use its best efforts to effect the registration of any Registrable Securities, NEIC shall, as expeditiously as reasonably possible: Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of any Holder of the Registrable Securities registered thereunder, keep such registration statement effective for up to 180 days or until the Holders have informed NEIC in writing that the distribution of their Securities has been completed; and shall:

          (a) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement, and use its best efforts to cause each such amendment and supplement to become effective, as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement.

          (b) Furnish to the Holders such reasonable number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

          (c) Use its best efforts to register or qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that NEIC shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction.

          (d) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement, including furnishing any opinion of counsel or entering into a lock-up agreement restricting the sale of such Holder's Registrable Securities for some period reasonably requested by the managing underwriter. Each Holder shall also enter into such a lockup agreement reasonably requested by the managing underwriter.

          (e) Notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto covered by

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               such registration statement is required to be delivered under the
               1933 Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and promptly file such amendments and supplements as may be required pursuant to subparagraph (a) of this Section 1.3 on account of such event and use its best efforts to cause each such amendment and supplement to become effective.

          (f) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing NEIC for the purposes of such registration, in form and substance as is customarily given by company counsel to the underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountant of NEIC, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

          (g) Apply for listing and use its best efforts to list the Registrable Securities being registered on any national securities exchange on which a class of NEIC's equity securities is listed or, if NEIC does not have at such time a class of equity securities listed on a national securities exchange, apply for qualification and use its best efforts to qualify the Registrable Securities being registered for inclusion on the automated quotation system of the National Association of Securities Dealers, Inc.

    1.4. Furnish Information. It shall be a condition precedent to the obligations of NEIC to take any action pursuant to this Section 1 in respect of the Registrable Securities of any selling Holder that such selling Holder shall furnish to NEIC such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of its Registrable Securities.

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    1.5.  Expenses of Registration. NEIC shall bear and pay all expenses incurred in connection with any offering of Registrable Securities with respect to any registration pursuant to Sections 1.2 and 1.8, including, without limitation, all registration, filing and qualification fees, printing and accounting fees, fees and disbursements of counsel for NEIC and the reasonable fees and disbursements of one counsel for the selling holders of such Registrable Securities. Underwriting discounts and commissions relating to Registrable Securities will be borne and paid ratably by the holders of such Registrable Securities.

    1.6. Underwriting Requirements. In connection with any offering involving an underwriting of securities being issued by NEIC, NEIC shall not be required under Section 1.2 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between NEIC and the underwriters selected by it, and then only in such quantity, if any, as will not, in the opinion of the underwriters, jeopardize the success of the offering by NEIC. If the managing underwriter for the offering shall advise NEIC in writing that the total amount of securities, including Registrable Securities, requested by holders of Securities to be included in such offering exceeds the amount of Securities that can be successfully offered, then NEIC shall be required to include in the offering only that number of such Securities, including Registrable Securities, which the managing underwriter believes will not jeopardize the success of the offering (the Securities so included to include first all Securities to be sold for the account of NEIC and then any remaining availability to be apportioned among participating holders of Securities as follows: the number of Securities held by holders that may be included in the underwriting, if any, shall, subject to the provisions of Sections 1.10 and 1.11 hereof, be apportioned pro rata among the selling holders in accordance with the number of Securities held by such holders).

    1.7. Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

          (a) To the extent permitted by law, NEIC will indemnify and hold harmless each Holder, the officers, directors, partners, agents and employees of each Holder, any underwriter (as defined in the 1933 Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 Act") (collectively, the "NEIC Indemnitees"), against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are

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              based upon any of the following statements, omissions or
              violations (each a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or (iii) any violation or alleged violation by NEIC of the 1933 Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the 1933 Act, the 1934 Act or any state securities law. NEIC will reimburse each NEIC Indemnitee for any legal or other expenses reasonably incurred by such NEIC Indemnitee in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnity agreement contained in this subsection 1.7(a) shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of NEIC (which consent shall not be unreasonably withheld), nor shall NEIC be liable to a Holder, any officer, director, partner, agent or employee of such Holder, any underwriter for such Holder or any person who controls such Holder or underwriter, in any such case for any such loss, claim, damage, liability or action (i) to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by or on behalf of such Holder, any underwriter for such Holder or any person who controls such Holder or underwriter or (ii) in case of a sale directly by a Holder of Registrable Securities (including a sale of such Registrable Securities through any underwriter retained by such Holder to engage in a distribution solely on behalf of such Holder), such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus, and such Holder failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Securities to the person asserting any such loss, claim, damage or liability in any case where such delivery is required by the 1933 Act.

          (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless NEIC, its general partner, each of the directors of the general partner, each of the officers of NEIC or of the general partner who have signed the registration statement, each person, if any, who controls NEIC or its general partner within the meaning of the 1933 Act or the 1934 Act, each agent and any underwriter for NEIC, and any

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              other Holder selling Securities in such registration statement or any of its directors, officers, partners, agents or employees or any person who controls such Holder or underwriter (collectively, the "Holder Indemnitees"), against any losses, claims, damages or liabilities (joint or several) to which any Holder Indemnitee may become subject, under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by or on behalf of such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by any Holder Indemnitee in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the liability of any Holder hereunder shall be limited to the amount of proceeds received by such Holder in the offering giving rise to the Violation; and provided further, that the indemnity agreement contained in this Section 1.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld) nor, in the case of a sale directly by NEIC of its securities (including a sale of such Securities through any underwriter retained by NEIC to engage in a distribution solely on behalf of NEIC), shall the Holder be liable to any Holder Indemnitee in any case in which such untrue statement or alleged untrue statement or omission or alleged omission was contained in an preliminary prospectus and corrected in a final or amended prospectus, and NEIC failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Securities to the person asserting any such loss, claim, damage or liability in any case where such delivery is required by the 1933 Act.

          (c) Promptly after receipt by a NEIC Indemnitee or a Holder Indemnitee of notice of the commencement of any action (including any governmental action), such Indemnitee will, if a claim in respect thereof is to be made against any indemnifying party under this
              Section 1.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume and control the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying

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              party, if representation of such Indemnitee by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests, as reasonably determined by either party, between such Indemnitee and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the Indemnitee under this Section 1.7 to the extent of such prejudice, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any Indemnitee otherwise than under this Section 1.7.

          (d) The obligations of NEIC and the Holders under this Section 1.7 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1.

    1.8.  Form S-3 Registration.

          (a) In case NEIC shall receive from any Initiating Holder(s) a written request that NEIC effect a registration on Form S-3 (or on any successor form to Form S-3 regardless of its designation) and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Initiating Holder(s), NEIC will:

              (i) promptly give written notice of the proposed registration, and any related qualification or compliance, to the other Holders; and

              (ii) use its best efforts to effect, as soon as practicable, such registration, qualification or compliance as may be so requested and as would permit or facilitate the sale and distribution of all such Initiating Holder(s)' Registrable Securities as are specified in such request, together with all of the Registrable Securities of the other Holders joining in such request as are specified in a written request given within 20 days after receipt of such written notice from NEIC, subject to the provisions of Section 1.9 hereof; provided, however, that NEIC shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.8 if: (1) Form S-3 (or any successor form to Form S-3 regardless of its designation), is not available for such offering by the Holders; (2) the aggregate net offering price (after deduction of underwriting discounts and commissions) of the Registrable Securities specified in such request is less than $5,000,000; (3) NEIC has already effected one registration on

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                    Form S-3 within the previous six-month period (exclusive of registrations effected pursuant to Section 1.2 hereof); or
                    (4) NEIC shall furnish to the Holders a certificate signed by the President of the general partner of NEIC stating that in the good faith judgment of the board of directors of such general partner of NEIC, it would not be in the best interests of NEIC and its security for such Form S-3 registration to be effected at such time, in which event NEIC shall have the right to defer the filing of the Form S-3 registration for a period of not more than 120 days after receipt of the request of the Initiating Holder(s) under this Section 1.8.

          (b) In connection with any offering pursuant to paragraph (a) of this
              Section 1.8, NEIC shall not be required to include any of the Holders' Securities in such underwriting unless the participating Holder or Holders enter into an underwriting agreement in customary form with an underwriter selected for such underwriting by the Initiating Holder(s) or, in the event the other Holder(s) join in such request, an underwriter selected by mutual agreement of the Holders, provided, however, that in the event the Holders are unable to agree on the selection of an underwriter, each Holder shall select one underwriter for such underwriting and provided further, that in the event the Holders are unable to agree on which underwriter selected by them shall serve as the managing underwriter, the board of directors of the general partner of NEIC shall make such determination. The Holder or Holders making or joining in a request under paragraph (a) of this
              Section 1.8 shall consult with the board of directors of the general partner of NEIC before selecting such underwriter or underwriters, but approval of such board of directors is not required for the selection of an underwriter. Except as otherwise provided in Section 1.11 of this Agreement, Subsequent Rightholders shall be entitled to participate in any offering pursuant to this Section 1.8, to the extent provided in any agreement between such Subsequent Rightholders and NEIC. If the managing underwriter for the offering shall advise NEIC and the participating holders of Securities in writing that the total amount of Securities, including Registrable Securities, requested by holders of Securities to be included in such offering exceeds the amount of Securities that can be successfully offered, then NEIC shall be required to include in the offering only that number of such Securities, including Registrable Securities, which the managing underwriter believes will not jeopardize the success of the offering (the Securities so included to be apportioned as follows: the number of Securities held by holders that may be included in the underwriting shall, subject to the provisions of Sections 1.10 and 1.11 hereof, be

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              apportioned pro rata among the selling holders in accordance with the number of Securities held by such holders).

    1.9. Registrations under the 1993 Registration Rights Agreement. The Holders shall have the right to participate on a pro rata basis in registrations effected pursuant to Sections 1.2 and 1.8 of the 1993 Registration Rights Agreement, on such terms and subject to the limitations contained therein.

    1.10. Special Participation Rights of RTI. Until such time as the aggregate offering price of all Registrable Securities that are Registrable Securities within the meaning of Section 1.1(h)(ii) sold pursuant to a registered public offering shall equal $90 million, RTI shall have the right, in each registered offering provided for in this Section 1 or in Section 1 of the 1993 Registration Rights Agreement in which TNE Co. is a seller, to sell no fewer Registrable Securities than TNE Co. is selling.

    1.11. Limitations on Registration Rights. Each of the Holders acknowledges that so long as the 1993 Registration Rights Agreement remains in effect and RTI holds 3,600,000 or more limited partnership units of NEIC (or such lesser or greater number of limited partnership units or other Securities as is determined by equitable adjustment to reflect any split (by distribution or otherwise), reverse split, combination, conversion or other similar adjustment in the number of outstanding Securities of NEIC that may occur after the date hereof):

          (a) RTI shall have the right to participate in any public offering of Securities for which NEIC shall effect a registration at the request of any Holder or Subsequent Rightholder; and if the managing underwriter of such offering advises the participating holders of Securities in writing that marketing factors require a limitation of the number of Securities to be underwritten, then the number of Securities that may be included in the registration shall be apportioned pro rata among the participating holders in accordance with the number of Securities held by the participating holder (unless otherwise agreed by all the participating holders); and

          (b) Except with RTI's consent, RTI's participation in any offering pursuant to Section 1.2 or 1.8 of this Agreement shall in no event be reduced in order to make possible the participation (or increased participation) in such offering of any Holder or any Subsequent Rightholder.

        1.12. Limitations on Subsequent Registration Rights. Each Holder shall have the right to participate in any public offering of Securities for which NEIC shall effect a registration at the request of any Subsequent Rightholder (other than registrations effected as the result of a Subsequent Rightholder's exercise of

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              Exclusive Rights); and if the managing underwriter of such offering advises the participating holders of Securities in writing that marketing factors require a limitation of the number of Securities to be underwritten, then, subject to Sections 1.10 and 1.11, the number of Securities that may be included in the registration shall be appropriated pro rata among the participating holders in accordance with the number of Securities held by the participating holder (unless otherwise agreed by all the participating holders).

2. Representations and Warranties. Each Holder represents and warrants as follows:

    2.1. Authority. Such Holder has full right, power and authority to execute, deliver and perform this Agreement and to perform such Holder's obligations hereunder. This Agreement has been duly executed and delivered by such Holder and constitutes a valid and legally binding obligation of such Holder, enforceable in accordance with its terms, except as the enforceability thereof may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the rights of creditors generally and judicial limitations upon the specific performance of certain types of obligations.

    2.2. No Violation. Neither the execution and delivery by such Holder of this Agreement nor consummation of the transactions contemplated herein, nor compliance with the terms, conditions and provisions hereof will conflict with or violate any provision of law or the statutes of incorporation, certificate of incorporation or articles of organization and bylaws of such party, or result in a violation or default in any provision of any regulation, order, writ, injunction or decree of any court or governmental agency or authority or of any agreement or instrument to which such Holder is a party or by which such Holder is bound or to which such Holder is subject, or constitute a default thereunder.

3.  Miscellaneous.

    3.1. No Legend. No Security to be sold or otherwise transferred by any Holder hereunder shall bear any legend restricting the transferability of such Security (other than as may be required by the NEIC's Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement")), nor shall NEIC cause or permit any transfer agent or registrar appointed by NEIC with respect to such Security to refuse or fail to effect a transfer or registration with respect to such Security (other than as may be required by the Partnership Agreement), provided that such Holder provides to NEIC a certificate in connection with such transfer or registration to the effect that such transfer or registration is not in violation of any applicable securities or other law.

    3.2. Notices. All notices, requests, consents and demands shall be in writing and shall be personally delivered, mailed, postage prepaid, telecopied or telegraphed, to the addresses set forth on Exhibit A hereto. All such notice, requests, consents, demands and other communications shall, when mailed (registered or certified mail, return receipt requested, postage prepaid), personally delivered, or telegraphed, be effective four days after deposit in the mails, when personally delivered, or when delivered to the telegraph company, respectively, addressed as aforesaid, unless otherwise provided herein and, when telecopied, shall be effective upon actual receipt. Copies of all notice and other communications shall be sent to the parties indicated on Exhibit A hereto at their respective addresses set forth therein.

    3.3. Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the matters contemplated herein. This Agreement supersedes any and all prior understandings or agreements as to the subject matter of this Agreement.

    3.4. Amendments, Waivers and Consents. Any provision in this Agreement to the contrary notwithstanding, changes in or additions to this Agreement may be made, and compliance with any covenant or provision herein set forth may be omitted or waived, if NEIC shall obtain consent thereto in writing from the Holders of two-thirds of the Registrable Securities as defined in Section 1.1(h)(i) hereof then outstanding.

    3.5. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto, provided, however, that the rights to cause NEIC to register Registrable Securities pursuant to Section 1 hereof, together with the corresponding obligations may not be assigned by any Holder except in connection with a transfer permitted by Section 1.1(c) hereof to another Holder, and provided further, that NEIC shall not have the right to assign its obligations hereunder or any interest herein without obtaining the prior written consent of the Holders in accordance with Section 2.4.

    3.6. Subsequent Changes. Reference is made to Section 12.4 of the Agreement of Limited Partnership of NEIC. To the extent not contrary to the provisions of said Section 12.4, if any or all of the Registrable Securities are converted into or exchanged for securities of another entity in connection with a Restructuring referred to in said Section 12.4, each of the parties hereto agrees to use its best efforts to obtain the agreement of such entity to confer upon the Holders registration rights with respect to the securities of such entity to be held by them that are substantially similar to the registration rights provided herein with respect to Registrable Securities. Except as otherwise set forth in this Section

          3.6, the registration rights described in this Agreement shall cease to exist on the day prior to the date on which NEIC shall cease to be grandfathered from the application of (S) 7704 of the Internal Revenue Code.

    3.7. General. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. In this Agreement the singular includes the plural, the plural includes the singular, and the masculine gender includes the neuter, masculine and feminine genders. This Agreement shall be governed by and construed under the internal laws of The Commonwealth of Massachusetts.

    3.8. Severability. If any provisions of this Agreement shall be found by any court of competent jurisdiction to be invalid or unenforceable, the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable. Such provision shall, to the maximum extent allowable by law, be modified by such court so that it becomes enforceable, and, as modified, shall be enforced as any other provision hereof, all other provisions hereof continuing in full force and effect.

    3.9. Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one and the same instrument.

    3.10. Specific Performance. NEIC recognizes that the rights of the Holders under this Agreement are unique, and, accordingly, the Holders shall, in addition to such other remedies as may be available to them at law or in equity, have the right to enforce their rights hereunder by actions for injunctive relief and specific performance to the extent permitted by law. This Agreement is not intended to limit or abridge any rights of the Holders which may exist apart from this Agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

                                   NEW ENGLAND INVESTMENT COMPANIES,
                                    L.P.

                                    By  NEW ENGLAND INVESTMENT
                                        COMPANIES, INC., its general partner

                                        By /s/ Peter S. Voss
                                           ------------------------------------
                                           Title:  Chairman and Chief Executive
                                                   Officer

                                   HARRIS ASSOCIATES L.P.

                                   By  HARRIS ASSOCIATES, INC.,
                                       its general partner

                                       By /s/ Victor Morgenstern
                                          -------------------------------------
                                          Title:  President

                                                            EXHIBIT A

                                   ADDRESSES

New England Investment Companies, L.P.
c/o New England Investment Companies, Inc.
399 Boylston Street
Boston, MA  02117
Attention:  Edward N. Wadsworth, Esq.
            General Counsel

     with a copy to:

            Christopher A. Klem, Esq.
            Ropes & Gray
            One International Place
            Boston, MA  02110

Harris Associates L.P.
Two North La Salle Street
Suite 500
Chicago, Illinois 60602-3790
Attention: Victor A. Morgenstern

     with a copy to:

            Herbert S. Wander, Esq.
            Katten, Muchin & Zavis
            525 West Monroe Street
            Suite 1600
            Chicago, Illinois 60661-3693

                                                                    Annex 1.1(c)
                                                                    ------------

                               JOINDER AGREEMENT

     Reference is hereby made to the Registration Rights Agreement dated as of _______, 1995 (the "Registration Rights Agreement") by and between New England Investment Companies, L.P. and Harris Associates L.P. The undersigned hereby
(i) represents that it has examined the Registration Rights Agreement and that it is a Holder as defined therein and (ii) agrees to be bound by the terms of the Registration Rights Agreement as if an original Holder thereunder.

     IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed as of the date set forth below.



                                             ---------------------------



Date:

Name and Address:

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                                      -17-